EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated May 8, 1998, included in the Consolidated Graphics, Inc. Annual Report on Form 10-K for the year ended March 31, 1998, and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Houston, Texas
June 26, 1998